UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2013, Flowserve Corporation, a New York corporation (the “Company”), entered into an amendment (the “Amendment”) to its existing credit agreement, dated August 20, 2012, as supplemented or otherwise modified from time to time (the “Credit Agreement”). The parties to the Credit Agreement, as amended, are the Company, Bank of America, N.A., as swingline lender, letter of credit issuer and administrative agent, and the other lenders party thereto.

The Amendment made changes to the Credit Agreement to:

1)	increase the revolving credit facility from $850 million to $1 billion;

2)	add a $150 million sublimit for financial standby letters of credit while maintaining a $300 million sublimit for commercial letters of credit;

3)	extend the maturity date of the term loan facility and the revolving credit facility to October 4, 2018 from August 20, 2017;

4)	add additional lenders; and

5)	increase the Company’s right to increase the aggregate amount of the term loan facility or the revolving credit facility from $250 million to $400 million;

All other material terms of the Credit Agreement remain the same and are described in more detail in the Company’s Current Report on Form 8-K previously filed on August 20, 2012.

The descriptions of the provisions of the Amendment and the Credit Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are incorporated herein by reference to the disclosures contained under Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated October 4, 2013, among Flowserve Corporation, Bank of America, N.A., as administrative agent, and the other lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: October 7, 2013	By:	/s/ CAREY A. O’CONNOR
Carey A. O’Connor
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated October 4, 2013, among Flowserve Corporation, Bank of America, N.A., as administrative agent, and the other lenders referred to therein.